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                                                                     EXHIBIT 4.3

                              ANNEX OF DEFINITIONS

                  "Account" means, as of any date of determination, each Eligible Account, which shall include each Initial Account and, from and after the related Addition Date, each Additional Account and excluding, from and after the related Redesignation Date, each Redesignated Account.

                  "Account Schedule" means the Initial Account Schedule, as the same may be from time to time supplemented by the Additional Account Schedules and the Replacement Account Schedules, amended by the Redesignated Account Schedules or otherwise modified.

                  "Accumulation Account" means, for each Series, a Qualified Account established by the Issuer, maintained in the name of the Indenture Trustee and held by the Indenture Trustee for each Series of Notes, for the benefit of the Noteholders of that Series and any Series Enhancer for that Series as set forth in the Indenture and the related Indenture Supplement.

                  "Accumulation Period" means the period during which principal is accumulated in specified amounts per month for a Series or Class and paid on an Expected Final Payment Date. The Accumulation Period for any Series or Class starts on the date specified in the related Indenture Supplement and ends on the earlier of:

                  (1) the last day of the Collection Period preceding the Payment Date on which the Notes of that Series or Class are expected to be paid in full; and

                  (2) the close of business on the day immediately preceding the date on which an Early Amortization Period for that Series or Class begins.

                  "Act" means, any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by Noteholders which may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agent duly appointed in writing and satisfying any requisite percentages as to minimum number or dollar value of Outstanding Principal Amount represented by such Noteholders; and, except as otherwise expressly provided in the Indenture, such action will become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is expressly required, to the Issuer.

                  "Addition Date" means, for an Additional Account designated for the Issuer, the date on which Receivables arising in connection with that Account are first transferred to the Issuer.

                  "Addition Notice" means a written notice provided by the Transferor (or the Servicer on its behalf) to the Owner Trustee, the Indenture Trustee, any Series Enhancer and the Rating Agencies specifying the Additional Cut-Off Date and the Addition Date for any Additional Accounts.

                  "Additional Account" means additional Eligible Accounts from time to time designated for the Issuer, the then-existing or subsequently created Receivables of which will be transferred to the Issuer.

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                  "Additional Account Schedule" means a computer file or written list of Additional Accounts specifying the identity of any Additional Accounts and the Principal Receivables arising in connection with such Additional
Accounts as of the Additional Cut-Off Date.

                  "Additional Cut-Off Date" means, for an Additional Account designated for the Issuer, the date as of which that Account is designated for the Issuer.

                  "Adjusted Pool Balance" means, as of any day in a Collection Period, the sum of the Pool Balance and amounts on deposit in the Excess Funding Account, (determined after giving effect to the Principal Receivables transferred to the Issuer on such date), as of such date.

                  "Administration Agreement" means the Administration Agreement, dated as of July 24, 2003, between the Issuer and the Administrator, as amended and restated as of October 15, 2003, and as the same may be further amended, supplemented or otherwise modified from time to time.

                  "Administrator" means NMAC (together with its permitted successors and assigns) acting as an administrative agent for the Issuer pursuant to the Administration Agreement, or any successor Administrator under that Administration Agreement.

                  "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Annex of Definitions" means this Annex of Definitions, referenced by and relating to the Indenture, the Receivables Purchase Agreement, the Transfer and Servicing Agreement, the Trust Agreement and the Administration Agreement.

                  "Applicants" means holders of 10% of the Outstanding Principal Amount of any Series, unless otherwise provided in the related Indenture Supplement.

                  "Assignment" means a duly executed and written assignment (including an acceptance by the Owner Trustee) by the Transferor to the Issuer of Receivables and all Related Security related thereto arising in connection with any Additional Accounts designated pursuant to Section 2.06(a) or (b) of the Transfer and Servicing Agreement.

                  "Authentication Agent" means the Indenture Trustee, acting as the initial authentication agent, together with any successor to the Indenture Trustee acting in that capacity, and any Person specified in an Indenture Supplement or appointed by the Indenture Trustee to act in that capacity for the related Series.

                  "Authorized Officer" means:

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                  (a)      with respect to the Issuer, any officer of the Owner
Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Owner Trustee to the Indenture Trustee on the Series Issuance (as such list may be modified or supplemented from time to time thereafter) and any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers (containing the specimen signatures of such officers) delivered by the Administrator to the Indenture Trustee on the Series Issuance (as such list may be modified or supplemented from time to time thereafter);

                  (b) with respect to the Transferor, any officer of the Transferor who is authorized to act for the Transferor in matters relating to the Transferor and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Transferor to the Indenture Trustee on the Series Issuance (as such list may be modified or supplemented from time to time thereafter); and

                  (c) with respect to the Servicer, any officer of the Servicer who is authorized to act for the Servicer in matters relating to the Servicer and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Servicer to the Indenture Trustee on the Series Issuance (as such list may be modified or supplemented from time to time thereafter).

                  "Bearer Notes" means any Series of Class of Notes together with the Indenture Trustee's certificate of authentication related thereto, issued in bearer form.

                  "Beneficial Owner" means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or Foreign Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency or Foreign Clearing Agency (directly as a Clearing Agency Participant or as an Indirect Participant, in accordance with the rules of such Clearing Agency or Foreign Clearing Agency).

                  "Book-Entry Notes" means beneficial interests in the Notes, the ownership and transfers of which will be made through book entries by a Clearing Agency or Foreign Clearing Agency as described in the Indenture.

                  "Business Day" means any day except a Saturday, Sunday or a day on which banks in New York, New York; Los Angeles, California or Wilmington, Delaware are authorized or obligated by law, regulation, executive order or governmental decree to be closed.

                  "Buyer" means NWRC II as buyer under the Receivables Purchase Agreement.

                  "Cash Management Account" means one or more deposit, demand deposit or similar accounts or any securities account administered by NMAC, into which a Dealer may, from time to time, pursuant to a cash management agreement between NMAC and such Dealer, deposit funds for the purpose of reducing the balance on which interest accrues under the Floorplan Financing Agreement between NMAC and such Dealer.

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                  "Cash Management Account Balance" means, at any time, the
aggregate of all amounts on deposit in the Cash Management Account pursuant to the applicable cash management agreement between NMAC and a Dealer.

                  "Certificate" means the Transferor's uncertificated interest in the Transferor Interest; provided, however, if the Transferor elects to evidence its interest in the Transferor Interest in certificated form pursuant to Section 3.06 of the Trust Agreement, the certificates will be executed by the Transferor and authenticated by or on behalf of the Owner Trustee, substantially in the form of Exhibit A to the Trust Agreement.

                  "Certificate of Incorporation" means the Certificate of Incorporation of NWRC II as filed with the Secretary of State of the State of Delaware on April 29, 2003.

                  "Certificate Supplement" means a supplement to the Trust Agreement specifying the terms of any Supplemental Certificate.

                  "Certificateholder" or "Holder" means, with respect to the Transferor Interest, a Person in whose name the Certificates are registered or a Person in whose name ownership of the uncertificated interest in the Transferor Interest is recorded in the books and records of the Owner Trustee.

                  "Class" means, with respect to any Series, any one of the classes of Notes of such Series.

                  "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and serving as clearing agency for a Series or Class of Book-Entry Notes.

                  "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  "Clearstream Banking Luxembourg" means Clearstream Banking, societe anonyme.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" means:

                  (a) the Receivables transferred to the Issuer pursuant to the Transfer and Servicing Agreement, including all Related Security with respect thereto and all monies, instruments, investment property and other property distributed or distributable in respect of such Receivables (including all amounts on deposit in the Cash Management Account as applied to reduce the principal amount of any Receivable) (together with all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof);

                  (b) all Eligible Investments and all monies, instruments, securities, security entitlements, documents, certificates of deposit and other property from time to time on deposit

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in or credited to the Collection Account, the Series Accounts and the Excess
Funding Account and in all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount);

                  (c) all rights, remedies, powers, privileges and claims of the Issuer under or with respect to the Transfer and Servicing Agreement, the Receivables Purchase Agreement and each Repurchase Agreement (whether arising pursuant to the terms of such agreements or otherwise available to the Issuer at law or in equity), including the rights of the Issuer to enforce the Transfer and Servicing Agreement, the Receivables Purchase Agreement and each Repurchase Agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Transfer and Servicing Agreement, the Receivables Purchase Agreement and each Repurchase Agreement; and

                  (d) all present and future claims, demands, causes of action and choses in action regarding any of the foregoing and all payments on any of the foregoing and all proceeds of any nature whatsoever regarding any of the foregoing, including all proceeds of the voluntary or involuntary conversion thereof into cash or other liquid property and all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, general intangibles, goods, checks, deposit accounts, money, instruments, investment property, insurance proceeds, condemnation awards, rights to payment of any kind and other forms of obligations and receivables, instruments and other property that at any time constitute any part of or are included in the proceeds of any of the foregoing.

                  "Collection Account" means a Qualified Account established by the Issuer and maintained in the name of the Indenture Trustee and held by the Indenture Trustee for the benefit of the Noteholders of all Series issued by the Issuer and any Series Enhancer for such Series as set forth in the Indenture and any related Indenture Supplements.

                  "Collection Period" means, for any Payment Date, the calendar month preceding the month in which that Payment Date occurs.

                  "Collections" means, without duplication, all payments received by the Servicer in respect of the Receivables in the form of cash, checks, wire transfers or any other form of payment.

                  "Commission" means the Securities and Exchange Commission and its successors.

                  "Common Collateral" means collateral in which NMAC (either directly, or as assignee of the originator of the Account) has been granted a security interest under a Nonfloorplan Agreement in the same collateral in which the Floorplan Financing Agreement for such Dealer creates a security interest.

                  "Common Vehicle Collateral" means any Vehicle, accounts, chattel paper, promissory notes, money and other proceeds (including insurance proceeds) thereof, security deposits and other restricted or cash management account balances in connection with the related Floorplan Financing Agreement, such Dealer's rights under the related Sales and Service

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Agreement and personal guarantees, in which NMAC (either directly, or as assignee of the originator of the Account) has been granted a security interest under both a Nonfloorplan Agreement and under a Floorplan Financing Agreement.

                  "Common Non-Vehicle Collateral" means Common Collateral other than related Common Vehicle Collateral.

                  "Controlled Amortization Period" means the period during which principal is paid in fixed amounts at scheduled intervals for a Series or Class. The Controlled Amortization Period for any Series or Class starts on the date specified in the related Indenture Supplement and ends on the earlier of:

                  (i) the last day of the Collection Period preceding the Payment Date on which the Notes of that Series or Class are expected to be paid in full; and

                  (ii) the close of business on the day immediately preceding the date on which an Early Amortization Period for that Series or Class begins.

                  "Controlled Deposit Amount" means, for any Series of Notes, an amount stated in the related Indenture Supplement.

                  "Corporate Trust Office" means the principal office of the Indenture Trustee, 4 New York Plaza, 6th Floor, New York, NY 10004, at which at any particular time its corporate trust business will be administered.

                  "Coupon" means the interest coupons and special coupon attached to a Bearer Note.

                  "Cut-Off Date" means June 30, 2003.

                  "Date of Processing" means, with respect to any transaction, the date on which such transaction is first recorded on the Servicer's computer file of accounts (without regard to the effective date of such recordation).

                  "Dealer" means a Person engaged generally in the business of purchasing Vehicles from a manufacturer or distributor thereof and holding such Vehicles for sale or lease in the ordinary course of business.

                  "Dealer Overconcentrations" has, for any Series, the meaning specified in the related Indenture Supplement

                  "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

                  "Defaulted Amount" means, for any day in a Collection Period, an amount (not less than zero) equal to:

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                  (i)      the principal amount of Receivables (net of any
amounts on deposit in the Cash Management Account with respect to such Receivables) owned by the Issuer that became Defaulted Receivables on such day; minus

                  (ii) the principal amount of the Defaulted Receivables which are subject to reassignment to the Transferor in accordance with the terms of the Transfer and Servicing Agreement (except that this amount will be zero if an Insolvency Event has occurred with respect to the Transferor); minus

                  (iii) the principal amount of the Defaulted Receivables that are to be purchased by the Servicer in accordance with the Transfer and Servicing Agreement (except that this amount will be zero if an Insolvency Amount has occurred with respect to the Servicer).

                  "Defaulted Receivable" means each Receivable that on any day in a Collection Period has been charged off as uncollectible on that date in accordance with the Floorplan Financing Guidelines.

                  "Defeasance" means, with respect to any Series or all outstanding Series, the Transferor and the Issuer have satisfied the conditions set forth in Section 11.04(c) of the Indenture and thereby have, with respect to such Series or all outstanding Series, been discharged from their respective obligations under the Indenture.

                  "Defeased Series" means any Series of Notes defeased pursuant to Section 11.04(a) of the Indenture.

                  "Definitive Notes" means Notes issued in fully registered, certificated form.

                  "Deliver," "Delivered" or "Delivery" means, with respect to any Eligible Investment, when the steps applicable to such item as specified below are completed:

                  (a) if such item is an instrument, delivering such instrument to the Indenture Trustee endorsed to the Indenture Trustee or in blank;

                  (b) if such item is a certificated security, by delivering such certificated security to the Indenture Trustee in bearer form or in registered form issued to the Indenture Trustee or endorsed to the Indenture Trustee or endorsed in blank;

                  (c) if such item is a security entitlement other than a United States Security Entitlement, by causing a securities intermediary to indicate by book entry that such security entitlement has been credited to a securities account of the Indenture Trustee with such securities intermediary;

                  (d) if such item is a United States Security Entitlement, by causing a securities intermediary to indicate by book entry that such United States Security Entitlement has been credited to a securities account of the Indenture Trustee with such securities intermediary; and

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                  (e)      if such item is a securities account, by causing the
securities intermediary to indicate by book entry that all security entitlements carried in the securities account have been credited to such securities account.

                  "Determination Date" means, for any Payment Date, the day that is two business days before that Payment Date and is the date on which payments to the Noteholders are determined.

                  "Dollars," "$"or "U.S.$" means United States dollars.

                  "DTC" means The Depository Trust Company and its successors.

                  "Early Amortization Event" for any Series means any of the events defined as such in the related Indenture Supplement, as well as each of the following events:

                  (1) the failure of the Transferor to transfer to the Issuer Receivables arising in connection with additional designated Accounts within ten Business Days of when required under the Transfer and Servicing Agreement;

                  (2) the occurrence of events of bankruptcy, insolvency or receivership relating to the Issuer, the Transferor, NNA, NML or NMAC; and

                  (3) the Issuer or the Transferor becomes an investment company within the meaning of the Investment Company Act of 1940.

                  "Early Amortization Period" means the period during which principal is paid in varying amounts each month based primarily on the amount of Principal Receivables collected and allocable to Noteholders following an Early Amortization Event. The Early Amortization Period for a Series or Class begins on the day on which an Early Amortization Event occurs and ends on the earliest of:

                  (1) the last day of the Collection Period preceding the Payment Date on which the Outstanding Principal Amount of the Notes of that Series or Class will be paid in full;

                  (2) if this Early Amortization Period has commenced before the commencement of the Accumulation Period, the day on which, under the limited circumstances described in the related Indenture Supplement, the Revolving Period recommences; and

                  (3)      the Trust Termination Date.

                  "Eligible Account" means a floorplan financing account established by NMAC pursuant to a Floorplan Financing Agreement that, as of the date on which eligibility is determined:

                  (1)      is in existence and maintained and serviced by NMAC;

                  (2) is in favor of a Dealer franchised by NNA or other Manufacturer to sell New Vehicles;

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                  (3)      has been underwritten and audited by NMAC in
accordance with its Floorplan Financing Guidelines and meets all the requirements of such guidelines;

                  (4) is covered by insurance in the manner required by the Floorplan Financing Guidelines;

                  (5) is in favor of a Dealer whose principal showroom is located in the United States of America and in the geographical regions specified in the applicable Sales and Service Agreement;

                  (6) is in favor of a Dealer in which NNA or any of its affiliates does not have an equity investment equal to or exceeding 5% as determined by the Servicer on a quarterly basis;

                  (7) is in favor of a Dealer that has not been classified by the Servicer as in "Status" (or other comparable classification) for any reason at any time within the previous two years under the Floorplan Financing Agreement or under any other lender floorplan program; and

                  (8) is an account as to which no material amounts have been charged off as uncollectible at any time within the previous two years.

                  "Eligible Institution" means:

                  (1) (a) a depository institution, which may include the Owner Trustee or the Indenture Trustee; (b) a Person organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank; and (c) which at all times is a member of the FDIC and has either a long-term unsecured debt rating or a certificate of deposit rating acceptable to each Rating Agency designated by the Transferor to rate a Series or Class of Notes; or

                  (2) any other institution acceptable to each Rating Agency designated by the Transferor to rate a Series or Class of Notes.

                  "Eligible Investments" means securities, instruments, security entitlements or other investment property which evidence:

                  (1) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

                  (2) demand deposits, time deposits or certificates of deposit, having original maturities of no more than 365 days, of depository institutions or trust companies incorporated under the laws of the United States of America or any state of the United States of America, including the District of Columbia, or domestic branches of foreign banks, and subject to supervision and examination of federal or state banking or depository institution authorities; provided that at the time of the Issuer's investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company will be in the highest rating category of Standard & Poor's and Moody's, and to the extent the related Series is rated by Fitch

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and such depository institution or trust company's short-term debt is rated by
Fitch, the highest rating category of Fitch;

                  (3) commercial paper, having original or remaining maturities of no more than 30 days, having, at the time of the Issuer's investment or contractual commitment to invest, a rating in the highest rating category of Standard & Poor's and Moody's, and to the extent the related Series is rated by Fitch and such commercial paper is rated by Fitch, the highest rating category of Fitch;

                  (4) demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation having, at the time of the Issuer's investment, a rating in the highest rating category of Standard & Poor's and Moody's, and to the extent the related Series is rated by Fitch and such deposits are rated by Fitch, the highest rating category of Fitch;

                  (5) bankers' acceptances, having original maturities of no more than 365 days, issued by any depository institution or trust company referred to in clause (2) above;

                  (6) money market funds having, at the time of the Issuer's investment, a rating in the highest rating category of Standard & Poor's and Moody's, and to the extent the related Series is rated by Fitch and such funds are rated by Fitch, the highest rating category of Fitch, including funds for which the Indenture Trustee or any of its affiliates is investment manager or advisor;

                  (7) time deposits, having maturities not later than the next Payment Date, other than those referred to in clause (4) above, with a Person whose commercial paper has a credit rating satisfactory to Standard & Poor's and Moody's, and to the extent the related Series is rated by Fitch and such commercial paper is rated by Fitch, a credit rating satisfactory to Fitch; or

                  (8) any other investment upon receipt of written confirmation from each Rating Agency that the additional form of investment will not result in a reduction or withdrawal of its rating of any outstanding Series or Class.

                  "Eligible Receivable" means a Receivable that:

                  (1) was originated by NMAC or acquired by NMAC from one of its affiliates in the ordinary course of business (and if acquired by NMAC from a third party, the Rating Agency Condition has been satisfied);

                  (2) is secured by a perfected first priority interest in the related floorplan financed Vehicle;

                  (3) is the subject of a valid transfer and assignment from the Transferor to the Issuer of all the Transferor's rights and interest in the Receivable, including:

                  (a)      all Related Security;

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                  (b)      all related proceeds;

                  (4) is created in compliance with all requirements of applicable law and pursuant to the Floorplan Financing Agreement;

                  (5) as to which NNA, NMAC and the Transferor, as applicable, have obtained all material consents and governmental authorizations required to be obtained by them in connection with:

                  (a) the creation of the Receivable, the transfer of the Receivables to the Issuer and the pledge of the Receivable to the Indenture Trustee; and

                  (b) if applicable, NNA's performance of the related Sales and Service Agreement, NNA's performance of the related Repurchase Agreement and/or NMAC's performance of the related Floorplan Financing Agreement;

                  (6) as to which the Issuer will at all times have good and marketable title to the Receivable, free and clear of all liens arising before the Transfer or arising at any time, other than liens permitted under the Transfer and Servicing Agreement;

                  (7) if it relates to a New Vehicle, is covered by a Repurchase Agreement or other similar agreement from the related Vehicle Manufacturers;

                  (8) will at all times be the legal and assignable payment obligation of the related Dealer, enforceable against the Dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws;

                  (9) is not subject to any right of rescission, setoff or any other defense of the related Dealer, including defenses arising out of violations of usury laws;

                  (10) as to which NNA, NMAC and the Transferor, as applicable, have satisfied in all material respects all of their obligations relating to each Receivable required to be satisfied by them;

                  (11) as to which none of NNA, NMAC or the Transferor, as applicable, has taken or failed to take any action which would impair the rights of the Issuer or the Noteholders in the Receivable;

                  (12) when added to the aggregate principal balance of Receivables arising in the same state, will not result in the aggregate principal balance of Receivables arising in such state exceeding 30% of the aggregate principal balance of Receivables as of the date of transfer (after giving effect thereto);

                  (13) if generated from a Dealer rated "C" according to the Floorplan Financing Guidelines, when added to the aggregate principal balance of Receivables generated among Dealers rated "C" according to the Floorplan Financing Guidelines, will not result in the aggregate principal balance of Receivables generated among such Dealers exceeding 40% of the

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aggregate principal balance of Receivables as of the date of transfer (after giving effect thereto); and

                  (14) constitutes either an "account" or "chattel paper," each as defined in Article 9 of the Uniform Commercial Code as in effect in the applicable jurisdiction

                  "Eligible Servicer" means either the Indenture Trustee or such other Person that, at the time of such other Person's appointment as Servicer,
(a) is legally qualified and has the capacity to service the Receivables and the related Accounts, (b) in the sole determination of the Indenture Trustee, which determination will be conclusive and binding, has demonstrated the ability to professionally and competently service receivables arising in connection with similar accounts in accordance with high standards of skill and care, (c) is qualified to use the software that is then currently being used to service the Accounts or obtains the right to use or has its own software that is adequate to perform its duties under the Transaction Documents and (d) has a net worth of not less than $100,000,000 and is a Person whose regular business includes the servicing of wholesale receivables that satisfies the requirements set forth in the Transfer and Servicing Agreement.

                  "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System or its successor as operator of such system or any system that is a successor to such system.

                  "Event of Default" for any Series of Notes, means any of the following as well as any other Events of Default described in the related Indenture Supplement:

                  (1) the Issuer fails to pay principal when it becomes due and payable on the Final Maturity Date for those Notes;

                  (2) the Issuer fails to pay interest on those Notes when it becomes due and payable and the default continues, or is not cured, for a period of five days;

                  (3) the bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the Issuer or Transferor; and

                  (4) the Issuer fails to observe or perform covenants or agreements made in the Indenture and the failure continues, or is not cured, for 45 days after notice to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by Noteholders representing 50% or more of the Outstanding Principal Amount of the affected Series.

                  "Excess Funding Account" means a Qualified Account established by the Issuer and maintained in the name of the Indenture Trustee by the Indenture Trustee and held for the benefit of the Noteholders of all Series issued by the Issuer and any Series Enhancer for such Series as set forth in the Indenture and any related Indenture Supplements.

                  "Excess Interest Amounts" means, with respect to any Series and any Collection Period, the amount, if any, of Series Investor Available Interest Amounts for such Series remaining after all other required payments or applications thereof have been made (or allocated to be made) on the related Payment Date as stated in the Indenture Supplement for that Series.

                  "Excess Interest Sharing Group" means one or more Series of Notes from which, or to which, Excess Interest Amounts may be allocated to cover shortfalls in payments or deposits of the other Series in such group.

                  "Excess Principal Amounts" means, with respect to any Series and any Collection Period, the amount, if any, of Series Investor Available Principal Amounts for such Series remaining after all other required payments or applications thereof have been made (or allocated to be made) on the related Payment Date as stated in the Indenture Supplement for that Series.

                  "Excess Principal Sharing Group" means one or more Series of Notes from which, or to which, Excess Principal Amounts may be allocated to cover shortfalls in payments or deposits of the other Series in such group.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Expected Final Payment Date" means, for any Series, the date specified in the related Indenture Supplement.

                  "FDIC" means the Federal Deposit Insurance Corporation and its successors.

                  "Final Maturity Date" means, for any Series, the date specified in the related Indenture Supplement.

                  "Fitch" means Fitch Inc.

                  "Fleet Purchase" means the sale of any Vehicle to and creation of a corresponding Receivable payable by any Dealer designated by the Seller as a "fleet dealer" in accordance with its customary and usual procedures for identifying Dealers as "fleet dealers."

                  "Floating Allocation Percentage" means, with respect to any Series and any day in a Collection Period, the percentage equivalent of a fraction, the numerator of which is the Series Nominal Liquidation Amount of such Series on such day and the denominator of which is the product of (a) the Series Allocation Percentage on such day and (b) the Pool Balance on the last day of the preceding Collection Period. Notwithstanding the foregoing, on any day in a Collection Period in which there is an Early Amortization Event, or during the Accumulation Period or any amortization period with respect to a Series, the Series Nominal Liquidation Amount of such Series shall be as of the last day of the preceding Collection Period.

                  "Floorplan Financing Agreement" means, collectively, the group of related agreements between and among the Seller (either as the originator of a floorplan financing account or by virtue of an assignment and assumption by the Seller from the applicable originator of such account), the Dealer with respect thereto and, in the case of New Vehicles, a Manufacturer, pursuant to which (a) the Seller agrees to extend credit to such Dealer to finance its purchase of New Vehicles, Pre-Owned Vehicles and/or Used Vehicles, (b) the Seller has a security interest in the specific vehicles so financed by the Seller, certain other vehicles, and a subordinated security interest in other collateral and the proceeds thereof, (c) such Dealer agrees to repay advances made by the Seller at the time of sale or lease of such financed vehicle, or pursuant to a payment schedule if such vehicle is not sold or leased before the first payment is due pursuant to such schedule, and (d) the obligations of such Dealer to repay such advances is evidenced by one or more promissory notes of such Dealer.

                  "Floorplan Financing Guidelines" means the written policies and procedures of NMAC, as such policies and procedures may be amended from time to time, (a) relating to the operation of its floorplan financing business, including the written policies and procedures for determining (i) the maximum amount leant to and interest rate charged to Dealers for such financing, (ii) the other terms and conditions relating to NMAC's floorplan financing accounts,
(iii) the creditworthiness of Dealers and (iv) the continued extension of credit to Dealers, (b) relating to the maintenance of accounts and collection of receivables and (c) relating to the Cash Management Account maintained by NMAC on behalf of Dealers.

                  "Foreclosure Remedy" means an Event of Default has occurred and is continuing and the Indenture Trustee has initiated foreclosure proceedings in accordance with Sections 5.05(a)(iii), (iv) or (v) of the Indenture.

                  "Foreign Clearing Agency" means either Clearstream Banking Luxembourg or the Euroclear Operator.

                  "Global Note" means, for any Series, Notes which may be issued in the form of a single temporary global note, without interest coupons, in the denomination of the Initial Invested Amount.

                  "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Grant" means to mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a Lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument includes all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "IFS" means Infiniti Financial Services.

                  "Incremental Overcollateralization Amount" means, for any Series (a) on any Payment Date, the product obtained by multiplying (i) a fraction, the numerator of which is the Invested Amount of such Series on such Payment Date before giving effect to distributions on such date, and the denominator of which is the Pool Balance on the last day of the preceding Collection Period by (ii) the sum of the Dealer Overconcentrations and the aggregate amount of Ineligible Receivables on that Payment Date, in each case, that are not Defaulted Receivables or subject to reassignment from the Issuer, or (b) such other amount as set forth in the related Indenture Supplement.

                  "Indenture" means the Indenture, dated as of July 24, 2003, between the Issuer and the Indenture Trustee, as amended and restated as of October 15, 2003, and as the same may be further amended, supplemented or otherwise modified from time to time.

                  "Indenture Supplement" means a supplement to the Indenture entered into by the Issuer and the Indenture Trustee, generally in connection with the issuance of a specified Series of Notes.

                  "Indenture Trustee" means JPMorgan Chase Bank, a New York banking corporation, in its capacity as indenture trustee under the Indenture, together with its successors and assigns in such capacity.

                  "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Transferor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order, and which states that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

                  "Indirect Participant" means other Persons such as securities brokers and dealers, banks and trust companies that clear or maintain a custodial relationship with a participant of DTC, either directly or indirectly.

                  "Ineligible Account" means a floorplan financing account established by NMAC for the benefit of a Dealer under a Floorplan Financing Agreement that, as of the date on which eligibility is determined, fails to satisfy one or more of the required eligibility criteria as set forth in the definition of "Eligible Account."

                  "Ineligible Receivable" means a Receivable that does not satisfy the eligibility criteria specified in the definition of "Eligible Receivable."

                  "Initial Account" means an Eligible Account that is identified in the Initial Account Schedule.

                  "Initial Account Schedule" means a computer file or written list of any Initial Accounts specifying the identity of any Initial Accounts and the Principal Receivables arising in connection therewith as of the Cut-Off Date.

                  "Initial Invested Amount" has the meaning set forth in the related Indenture Supplement.

                  "Insolvency Event" means, with respect to a specified Person:

                  (a) (i) the entry of a decree or order for relief by a court having jurisdiction in the premises against such Person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) the appointment of a conservator, receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for all or any substantial part of its property or (iii) the ordering of the winding-up or liquidation of such Person's business, if the decree or order remains unstayed and in effect for a period of 60 consecutive days;

                  (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a conservator, receiver, liquidator, assignee for the benefit of creditors, custodian, trustee, sequestrator or similar official for such Person or for all or any substantial part of its property, or the making by the Person of any general assignment for the benefit of creditors; or (c) the failure by such Person generally to pay its debts as they become due or the admission by it in writing (as to which admission the Owner Trustee or the Indenture Trustee has written notice) of its inability to pay its debts generally as they become due.

                  "Insurance Proceeds" means, with respect to an Account, any amounts received by the Servicer pursuant to any policy of insurance that are required to be paid to NMAC pursuant to the related Floorplan Financing Agreement.

                  "Intercreditor Agreement" means each intercreditor agreement between NMAC and other creditors or lenders with respect to financing arrangements of certain Dealers.

                  "Interest Collections" means, with respect to any day in a Collection Period, the sum of the following amounts:

                  (1) all collections of Interest Receivables owned by the Issuer;

                  (2) the interest portion of any Reassignment Amount or Purchase Price of Receivables reassigned to the Transferor or purchased by the Servicer; and

                  (3) all amounts received, including any Insurance Proceeds, by the Transferor or the Servicer with respect to Defaulted Receivables (including all recoveries).

                  "Interest Period" means, with respect to any Payment Date, the period from and including the preceding Payment Date to but excluding that Payment Date, or, in the case of the first Payment Date for any Series, from and including a Series Issuance Date to but excluding the first Payment Date.

                  "Interest Receivable" means, in connection with an Account, all amounts billed and payable by the related Dealer as Receivables in such Account pursuant to the related Floorplan Financing Agreement in respect of interest.

                  "Interest Shortfalls" means with respect to any Series and Payment Date, the excess, if any, of (a) the full amount required to be paid by Series Investor Available Interest Amounts for such Series pursuant to the related Indenture Supplement on such Payment Date over (b) the Series Investor Available Interest Amounts for such Series for such Payment Date.

                  "Invested Amount" means, for any Series as of any day in a Collection Period, an amount equal to:

                  (1) the initial Invested Amount of the Notes of that Series; plus

                  (2) any increase in the principal balance of the Notes of that Series as and to the extent provided in the related Indenture Supplement; minus

                  (3) the amount of principal previously paid to the Noteholders of that Series; minus

                  (4) the cumulative amount of unreimbursed Investor Charge-Offs for that series as of the Payment Date on or preceding such day, but only after the Overcollateralization Amount for that Series has been reduced to zero.

                  If so specified in the Indenture Supplement relating to any Series, under limited circumstances the Invested Amount may be further adjusted by funds on deposit in any specified account and any other amounts specified in the related Indenture Supplement.

                  "Investment Company Act" means the Investment Company Act of 1940, as amended.

                  "Investor Charge-Offs" means, for any Series, the excess of the Series Investor Defaulted Amounts for that Series over the amount available to reimburse such Series Investor Defaulted Amounts as specified in the related Indenture Supplement.

                  "Invoice Amount" means the total amount payable by a Dealer to the Seller for a Vehicle as set forth on the Vehicle invoice issued by NNA.

                  "IRS" means the Internal Revenue Service.

                  "Issuer" means Nissan Master Owner Trust Receivables, a Delaware statutory trust.

                  "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing.

                  "Manufacturer" means, with respect to any Receivable, the manufacturer or distributor of the Vehicle related to such Receivable.

                  "Monthly Interest" with respect to any Series, has the meaning set forth in the related Indenture Supplement.

                  "Monthly Servicing Fee" has, with respect to any Series, the meaning set forth in the related Indenture Supplement.

                  "Moody's" means Moody's Investors Service.

                  "New Issuance" means a new Series of Notes issued pursuant to one or more Indenture Supplements.

                  "New Vehicles" consist of new Nissan and Infiniti Vehicles distributed by NNA and satisfying the criteria set forth in the applicable Repurchase Agreement or new non-Nissan Vehicles purchased from other Manufacturers, funded under Nissan financing arrangements and satisfying substantially the same criteria.

                  "NMAC" means Nissan Motor Acceptance Corporation.

                  "NML" means Nissan Motor Co., Ltd.

                  "NNA" means Nissan North America, Inc.

                  "Nonfloorplan Agreement" means an agreement, other than a Floorplan Financing Agreement, pursuant to which the Seller (either directly, or as assignee of the originator of the Account) has been granted a security interest in the same Collateral in which the Floorplan Financing Agreement for such Dealer creates a security interest.

                  "Notes" means any Series or Class of Nissan Master Owner Trust Receivables, Series Notes issued by the Issuer pursuant to the terms of the Indenture and any related Indenture Supplement.

                  "Note Interest Rate" means, as of any date of determination and with respect to any Series or Class, the interest rate as of such date specified therefor in the related Indenture Supplement.

                  "Note Owner" means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in accordance with the rules of such Clearing Agency).

                  "Note Register" means a register to be kept in which the Issuer will provide for the registration of Notes and the registration of transfers and exchanges of Notes.

                  "Noteholder" or "Holder" " means the holder of record or beneficial owner (as the context indicates) of any Note issued by the Issuer.

                  "Noteholders' Collateral" means the right to receive, to the extent necessary to make the required payments with respect to the Notes of all Series at the times and in the amounts specified in the related Indenture Supplements (i) the portion of Collections allocable to and pledged for the benefit of the Noteholders of all Series pursuant to this Indenture and the related Indenture Supplements and (ii) funds and other property credited to the Collection Account and the Excess Funding Account (or any subaccounts thereof) allocable to and pledged for the benefit of the Noteholders of all Series pursuant to the Indenture and the related Indenture Supplements. Each Series may also have a Grant in funds and other property credited to any related Series Account and funds available pursuant to any related Series Enhancement as specified in the related Indenture Supplement.

                  "Notice Date" means on or before the second Business Day, but not more than the 30th day before the related Addition Date, on which an Addition Notice is provided.

                  "NWRC II" means Nissan Wholesale Receivables Corporation II, a Delaware corporation, and its successors.

                  "Officer's Certificate" means, unless otherwise specified in the Indenture, a certificate delivered to the Indenture Trustee signed by any Authorized Officer of the Issuer, the Transferor or the Servicer, as applicable, under the circumstances described in, and otherwise complying with, the applicable requirements of the Indenture.

                  "Opinion of Counsel" means a written opinion of counsel, who may (unless otherwise specified in any applicable Transaction Document) be counsel for, or an employee of, the Person providing the opinion and who is reasonably acceptable to the Indenture Trustee.

                  "Outstanding" means, as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture, except:

                  (a) Notes theretofore cancelled by the Registrar or delivered to the Registrar for cancellation;

                  (b) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made;

                  (c) Notes theretofore deemed to be satisfied and discharged pursuant to Section 4.01 or 11.04 of the Indenture; and

                  (d) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, however, that in determining whether the Holders of the requisite Outstanding Principal Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned as of such date by the Issuer, any other obligor upon the Notes, the Transferor, the Servicer or any Affiliate of any of the foregoing Persons will be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee will be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee actually knows to be so owned will be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Transferor, the Servicer or any Affiliate of any of the foregoing Persons. In making any such determination, the Indenture Trustee may rely on the representations of the pledgee and is not required to undertake any independent investigation.

                  "Outstanding Principal Amount" means, as of any date of determination, the aggregate principal amount of all relevant Notes Outstanding as of such date.

                  "Overcollateralization Amount" has, for any Series, the meaning specified in the related Indenture Supplement.

                  "Owner Trustee" means Wilmington Trust Company, a Delaware banking corporation, in its capacity as owner trustee under the Trust Agreement, together with its successors and assigns in such capacity.

                  "Paying Agent" means the Indenture Trustee, acting as the initial paying agent, together with any successor to the Indenture Trustee acting in that capacity, and any Person specified in an Indenture Supplement or appointed by the Indenture Trustee to act in that capacity for the related Series.

                  "Payment Date" means the 15th day of each month (or if that 15th day is not a Business Day, the next following Business Day) or such other date as specified in the related Indenture Supplement, commencing on the date specified in the related Indenture Supplement.

                  "Payment Date Statement" means, with respect to any Series, a report prepared by the Servicer and forwarded to the Paying Agent for distribution to the Noteholders on each Payment Date in substantially the form set forth in the related Indenture Supplement.

                  "Permitted Assignee" means any Person who, if it purchases Trust Assets (or interests therein) in connection with a sale thereof pursuant to Section 5.05 of the Indenture, will not cause the Issuer to be taxable as a publicly traded partnership for United States federal income tax purposes.

                  "Permitted Liens" means (a) any Lien on the Trust Assets that is subordinate in priority to the Lien on the Trust Assets in favor of the Issuer, (b) any first-priority Lien held by

NMAC, NNA or NML on the Trust Assets comprising any parts inventory, equipment, fixtures, service accounts, realty or personal guarantees with respect to any Dealer and (c) any Lien on the Trust Assets in favor of a third party who is a party to an Intercreditor Agreement pursuant to which such third party subordinates its security interest in any Vehicles related to the Receivables.

                  "Person" means any legal person, including any individual, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization, governmental entity or other entity of similar nature.

                  "Pool Balance" means, on any day, the total principal balance of the Issuer's Principal Receivables on that date, net of the Cash Management Account Balance on such day.

                  "Pre-Owned Vehicles" consist of previously owned Nissan or Infiniti Vehicles, purchased at a closed auction conducted by NMAC, IFS or any of their affiliated companies or authorized agents, or from a non-Nissan sponsored auction and which Nissan or Infiniti Vehicles are current model year miled Vehicles, or model years within five years of such current model year.

                  "Principal Collections" means, with respect to any day in a Collection Period, without duplication, the sum of the following amounts:

                  (1) all collections of Principal Receivables owned by the Issuer (excluding, in all cases, all amounts recovered on Defaulted Receivables);

                  (2) any cash proceeds transferred by NMAC to the Transferor and by the Transferor to the Issuer arising in connection with the exercise by NMAC of its right to set-off against a Dealer's principal balance of Receivables under the cash management agreement, between NMAC and such Dealer;

                  (3) all other amounts paid by NMAC to the Transferor and by the Transferor to the Issuer arising in connection with the application of amounts credited to the Cash Management Account to reduce a Dealer's principal balance of Receivables;

                  (4) the principal portion of the Reassignment Amount or Purchase Price of Receivables reassigned to the Transferor or purchased by the Servicer;

                  (5) all amounts paid by NMAC to the Transferor and by the Transferor to the Issuer resulting from reductions in the principal amount of Receivables due to Dealer rebates, billing errors, returned merchandise and certain other similar noncash items and other repurchase obligations; and

                  (6) all amounts paid by NMAC to the Transferor and by the Transferor to the Issuer in connection with Dealer terminations.

                  "Principal Receivables" means, in connection with an Account designated for the Issuer, all amounts billed and payable by the related Dealer under the Receivables in that Account pursuant to the related Floorplan Financing Agreement with NMAC in respect of principal. Principal Receivables shall be reduced by, among other things, rebates to Dealers, billing errors, returned merchandise and certain other non-cash items.

                  "Principal Shortfalls" means any principal distributions to Noteholders of any Series of Notes which are either scheduled or permitted and which have not been covered out of Principal Collections and certain other amounts allocated to the Series as specified in the related Indenture Supplement.

                  "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

                  "Purchase Price" means, with respect to any Receivable for any date on which such Receivable is to be purchased pursuant to Section 3.03(c) of the Transfer and Servicing Agreement, an amount equal to the sum of (a) the amount payable by the Dealer in respect thereof as reflected in the records of the Servicer as of the date of purchase and (b) without duplication, if applicable, all accrued and unbilled interest from the last date in respect of which interest on such Receivable was billed by the Servicer, at a per annum rate equal to the rate being charged to the Dealer under the related Floorplan Financing Agreement.

                  "Qualified Account" means either a segregated trust account established and maintained with the corporate trust department of a Securities Intermediary or a segregated account with a Securities Intermediary that is an Eligible Institution.

                  "Rating Agency" means any rating agency set forth in the related Indenture Supplement as having rated any Notes at the request of the Transferor.

                  "Rating Agency Condition" means, with respect to any action, that (i) each Rating Agency has received notice of such action within ten (10) days of such action and no Rating Agency has informed the Indenture Trustee and the Owner Trustee that such action might or could result in the withdrawal or reduction of the then existing rating of any Outstanding Series or Class, or
(ii) each Rating Agency has notified the Transferor, the Servicer, the Issuer and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then existing rating of any outstanding Series or Class rated by such Rating Agency; provided, that, with respect to any outstanding Series or Class not rated by any Rating Agency, "Rating Agency Condition" means the written consent of such Series or Class has been obtained as and to the extent specified in the related Indenture Supplement.

                  "Reallocated Principal Collections" means, for any Series, any Series Investor Available Principal Amounts reallocated to pay accrued and unpaid interest on the Notes of such Series.

                  "Reassignment" means a Reassignment of Receivables in Redesignated Accounts among the Transferor, the Issuer and the Servicer, substantially in the form of Exhibit C to the Transfer and Servicing Agreement.

                  "Reassignment Amount" has, with respect to any Series, the meaning specified in the related Indenture Supplement

                  "Receivable" means a payment obligation owed by a Dealer in respect of funds borrowed from NMAC in a floorplan or wholesale financing arrangement which is secured by one or more vehicles, and which may be secured by a security interest in NMAC's rights to amounts (if any) on deposit in any Cash Management Account and a subordinated security interest in one or more of the following: parts inventory, machinery, tools, equipment, fixtures, service accounts, real estate of such dealer. In some cases, the dealer also issues a personal guarantee that collateralizes all or a portion of such payment obligations.

                  A Receivable that has been charged off as uncollectible will be shown on the Servicer's records as having a principal balance of $0 on the day on which it has been charged off as uncollectible. Additionally, the term "Receivable" excludes any amounts payable in connection with any Fleet Purchase and any amounts shown on the Servicer's records with respect to an Account that do not relate to the financing of a Vehicle.

                  "Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of July 24, 2003, entered into by and between NMAC and the Transferor, as amended and restated as of October 15, 2003, and as the same may be further amended, supplemented or otherwise modified from time to time, pursuant to which NMAC sells Receivables to the Transferor, and each additional receivable purchase agreement entered into between NMAC and any other Person that will transfer Receivables to the Issuer after the date of the Receivables Purchase Agreement.

                  "Record Date" means, with respect to any Payment Date, the last day of the calendar month immediately preceding such Payment Date, unless otherwise specified for a Series in the related Indenture Supplement.

                  "Recoveries" means all amounts received, including Insurance Proceeds, by the Transferor or the Servicer with respect to Defaulted Receivables and with respect to the liquidation of non-vehicle related security in which the Issuer has a first priority security interest.

                  "Redemption Date" means, with respect to any Series, the date or dates specified in the related Indenture Supplement.

                  "Redesignated Account" means an Account as to which the related Receivables will cease to be conveyed to the Issuer and/or the Receivables previously generated have been reconveyed by the Issuer pursuant to the Transfer and Servicing Agreement either because such Account is an Ineligible Account or because such reconveyance has been requested because certain specified conditions have been satisfied (including, but not limited to specified overcollateralization tests being met).

                  "Redesignated Account Schedule" means, with respect to any Redesignated Accounts, a computer file or written list of such Redesignated Accounts specifying the identity of such Redesignated Accounts and the Principal Receivables arising in connection therewith, and the outstanding balance of all Principal Receivables therein, as of the related Redesignation Date.

                  "Redesignation Date" means, with respect to any Redesignated Account, the date on which such Account is no longer designated for the Issuer and all the related Receivables thereafter generated (and, if repurchased by the Transferor, all previously generated and conveyed Receivables) will be removed from the Issuer as specified in the Redesignation Notice relating thereto delivered by the Transferor (or the Servicer on its behalf) to the Owner Trustee, the Indenture Trustee and any Series Enhancer.

                  "Redesignation Notice" means the notice furnished by the Transferor (or the Servicer on its behalf) in connection with the redesignation of Accounts as Redesignated Accounts pursuant to Section 2.08(b)(i) or Section 2.09(b)(i) of the Transfer and Servicing Agreement, as the case may be.

                  "Reference Rate" means, with respect to any Receivable, the per annum rate of interest designated from time to time by NMAC pursuant to the related Floorplan Financing Agreement.

                  "Registered Notes" means a Series or Class of Notes, together with the Indenture Trustee's certificate of authentication related thereto, in fully registered form.

                  "Related Security" means, with respect to any Receivable transferred to the Issuer and subject to the terms of the Receivables Purchase Agreement, (a) the security interest granted by or on behalf of the related Dealer with respect thereto, including a first priority perfected security interest in the related Vehicle, a security interest in NMAC's rights to amounts on deposit in any Cash Management Account and any subordinated security interest granted in any parts inventory, equipment, fixtures, service accounts or realty with respect to such Dealer and all guarantees of such Receivable, (b) all of the Seller's rights, remedies, powers and privileges with respect to such Receivable under a Repurchase Agreement and (c) all of the Seller's or Transferor's rights, remedies, powers and privileges with regard to such Receivable under any related (i) intercreditor agreement with a third-party creditor of such Dealer, (ii) Sales and Service Agreement and (iii) Floorplan Financing Agreement.

                  "Replacement Account" means any Eligible Account which has been designated as an Additional Account designated for transfer to the Issuer, the then-existing or subsequently created Receivables relating to which will be transferred to the Issuer in connection with a removed Ineligible Account, pursuant to the Transfer and Servicing Agreement.

                  "Repurchase Agreement" means (a) each Repurchase Agreement between NMAC and NNA pursuant to which NNA agrees to repurchase from NMAC certain New Vehicles distributed by NNA, repurchased or repossessed by NMAC from certain Dealers as a result of the termination of any such Dealer as an authorized Nissan dealer, or upon the termination of any agreement or contract made between NMAC and any such Dealer, for the repurchase price set forth in such Repurchase Agreement and (b) each Repurchase Agreement between NMAC and certain third party manufacturers pursuant to which certain third party Manufacturers agree to repurchase certain non-Nissan manufactured New Vehicles for the repurchase price set forth in such Repurchase Agreement, in each case, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Repurchase Price" means, with respect to any Receivable for any date on which such Receivable is to be repurchased pursuant to Section 2.02(c) or 2.03(c) of the Receivables

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Purchase Agreement, an amount equal to the sum of (a) the amount payable by the
Dealer in respect thereof as reflected in the records of the Servicer as of such date and (b) without duplication, if applicable, all accrued and unbilled interest from the last date in respect of which interest on such Receivable was billed by the Servicer (or Issuer, as the case may be), at a per annum rate equal to the rate being charged to the Dealer under the related Floorplan Financing Agreement.

                  "Required Federal Income Tax Opinion" means, with respect to the Issuer as to any action, an opinion of counsel to the effect that, for federal income tax purposes:

                  (1) the action will not adversely affect the tax characterization as debt of the Notes of any outstanding Series or Class issued by the Issuer that were characterized as debt at the time of their issuance;

                  (2) the action will not cause the Issuer to be treated as an association (or publicly traded partnership) taxable as a corporation; and

                  (3) the action will not cause or constitute an event in which gain or loss would be recognized by any holder of Notes issued by the Issuer.

                  "Required Overcollateralization Amount" has, for any Series, the meaning specified in the related Indenture Supplement. In general the Required Overcollateralization Amount with respect to any Series is the same as the Overcollateralization Amount without giving effect to any reductions thereto as specified in the Indenture Supplement.

                  "Required Participation Amount" means, as of any date of determination, the sum of:

                  (1) the sum of the respective products for all Series issued by the Issuer of (a) the required participation percentages for each outstanding Series as specified in the related Indenture Supplement and (b) their initial Invested Amounts (or, in the case of any Series of Notes issued as variable funding notes, the maximum Invested Amount or current Outstanding Principal Amount of the Notes of such Series as specified in the related Indenture Supplement for such Series) Invested Amounts; plus

                  (2)      if applicable, the sum of the Required
Overcollateralization Amounts for each Series issued by the Issuer as specified in the related Indenture Supplement.

                  "Requirements of Law" for any Person means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including usury laws and the federal Truth in Lending Act).

                  "Responsible Officer" means, when used with respect to the Indenture Trustee, any officer in the Corporate Trust Office of the Indenture Trustee, including any vice president, assistant vice president, assistant treasurer, assistant secretary, trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the

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

above designated officers or to whom any corporate trust matter is referred at the Corporate Trust Office because of such officer's knowledge of and familiarity with the particular subject.

                  "Revolving Period" means, for any Series, a period during which the Issuer will not pay or accumulate principal for payment to the Noteholders of that Series. The Revolving Period for a Series or Class begins on the Series Issuance Date for that Series or Class, as specified in the related Indenture Supplement, and ends, unless it recommences under the circumstances specified in the related Indenture Supplement, on the day immediately preceding the date on which an Early Amortization Period or other period specified in the related Indenture Supplement for that Series begins.

                  "Sales and Service Agreement" means each Sales and Service Agreement, together with any related Vehicle Terms of Sale Bulletin, between a Dealer and NNA pursuant to which, among other things, such Dealer purchases from time to time Vehicles from NNA and, in the case of New Vehicles, (a) such Dealer agrees to pay for such purchases (i) in accordance with any Floorplan Financing Agreement that at the time of delivery to the Dealer or to a carrier for transportation to such Dealer, whichever shall first occur, is in effect between the Dealer and NMAC, or (ii) prior to delivery to such Dealer or to a carrier for transportation to such Dealer, whichever shall first occur, by cash or some other medium of payment as NNA may agree to accept, and (b) such Dealer grants to NNA a security interest in all non-Vehicle inventory of the Dealer and all proceeds thereof, as the same may be amended, supplemented or otherwise modified from time to time. In addition, under each Sales and Service Agreement, NNA undertakes to repurchase certain New Vehicle inventory of such Dealer under certain circumstances, including if such Dealer's franchise is terminated or such Dealer becomes financially incapable of continuing to operate its Nissan or Infiniti dealership (due to bankruptcy or insolvency).

                  "Secretary of State" means the Secretary of State of the State of Delaware.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Intermediary" means any Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity and which is also a depository institution organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank, and having a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade.

                  "Seller" means NMAC as seller under the Receivables Purchase Agreement.

                  "Series" means any series or subseries of Notes issued pursuant to the Indenture and the related Indenture Supplement.

                  "Series Account" for any Series means any Accumulation Account, yield supplement account, reserve account or other deposit, trust, securities escrow or similar account maintained for the benefit of the Noteholders of any such Series or Class, as specified in the related Indenture Supplement.

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

                  "Series Allocable Defaulted Amounts" means, with respect to a Series, for any day in a Collection Period, the product of the applicable Series Allocation Percentage on such day and the amount of Defaulted Amounts processed on such day.

                  "Series Allocable Interest Collections" means, with respect to a Series of Notes, for any day in a Collection Period, the product of the applicable Series Allocation Percentage on such day and the amount of Interest Collections processed on such day.

                  "Series Allocable Principal Collections" means, with respect to a Series of Notes, for any day in a Collection Period, the product of the applicable Series Allocation Percentage on such day and the amount of Principal Collections processed on such day.

                  "Series Allocation Percentage" means, with respect to a Series, on any day, the percentage equivalent of a fraction, the numerator of which is the Series Nominal Liquidation Amount of such Series as of such day and the denominator of which is the Trust Nominal Liquidation Amount as of such day. Notwithstanding the foregoing, on any day in a Collection Period in which there is an Early Amortization Event, or during the Accumulation Period or any amortization period with respect to a Series, the Series Nominal Liquidation Amount and the Trust Nominal Liquidation Amount with respect to such Series shall be as of the last day of the preceding Collection Period.

                  "Series Cut-Off Date" means, for any Series, the date specified as such in the related Indenture Supplement.

                  "Series Enhancement" means the rights and benefits provided to the Issuer or the Noteholders of any Series or Class pursuant to any subordination, collateral interest, insurance policy, cash collateral guaranty or account, swap arrangement, interest rate cap agreement, letter of credit, surety bond, spread account, reserve account, guaranteed rate agreement, tax protection agreement or other similar arrangement. The subordination of any Series or Class to another Series or Class will be deemed to be a Series Enhancement.

                  "Series Enhancement Agreement" means any agreement, instrument or document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued or outstanding.

                  "Series Enhancer" means any provider of enhancement and/or any issuer or provider of any third-party credit enhancement.

                  "Series Investor Available Interest Amounts" means, with respect to any Series, for any Collection Period, the aggregate of the Series Allocable Interest Collections allocated to the Noteholders of such Series on each day during such Collection Period, together with any Series Investor Available Principal Amounts used to pay interest to the Noteholders of such Series and any other amounts specified as available for such purpose in the related Indenture Supplement.

                  "Series Investor Available Principal Amounts" means, with respect to any Series, for any Collection Period, the aggregate of the Series Allocable Principal Collections allocated to the Noteholders of such Series on each day during such Collection Period, together with any

Series Investor Available Interest Amounts used to fund Series Investor Defaulted Amounts for such Series or the Series Nominal Liquidation Amount Deficit for such Series, but excluding any Reallocated Principal Collections for such Series, and any other amounts as specified in the related Indenture Supplement.

                  "Series Investor Defaulted Amount" means, with respect to any Series for any Collection Period, the sum of, for each day during such Collection Period, the portion of the Series Allocable Defaulted Amounts allocated to the Noteholders of such Series on such day, which, unless otherwise specified, will equal the product of the Floating Allocation Percentage specified in the related Indenture Supplement and the related Series Allocable Defaulted Amount.

                  "Series Issuance Date" means, with respect to any Series, the date on which the Notes of such Series are to be originally issued in accordance with Section 2.12 of the Indenture and the related Indenture Supplement.

                  "Series Nominal Liquidation Amount" means, with respect to any Series, on any day in a Collection Period, an amount equal to the sum of (i) the Invested Amount of that Series of Notes on such day and (ii) the Overcollateralization Amount of that Series of Notes as of the Payment Date on or preceding such day (but, in no event, less than zero), in each case, after giving effect to the allocations, distributions, withdrawals and deposits to be made on such day.

                  "Servicer" means, initially, NMAC (together with its permitted successors and assigns), in its capacity as Servicer under the Transfer and Servicing Agreement and, after any Servicing Transfer, the Successor Servicer.

                  "Servicer Default" for any Series means any of the following items and any other event specified in the related Indenture Supplement:

                  (1) failure by the Servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the Indenture Trustee to do so, on the required date under the Transfer and Servicing Agreement, the Indenture or any Indenture Supplement or within the applicable grace period not exceeding five business days;

                  (2) failure by the Servicer to observe or perform in any material respect any of its other covenants or agreements if the failure has a Significant Adverse Effect and continues unremedied for a period of 60 days after written notice to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Noteholders of 10% or more of the Outstanding Principal Amount of all of the Issuer's outstanding Series or, where the Servicer's failure does not relate to all Series, 10% or more of the Outstanding Principal Amount of all Series affected; or the assignment or the delegation by the Servicer of its duties, except as specifically permitted under the Transfer and Servicing Agreement;

                  (3) any representation, warranty or certification made by the Servicer in the Transfer and Servicing Agreement, or in any certificate delivered as required by the Transfer and Servicing Agreement, proves to have been incorrect when made and it has a Significant Adverse Effect and continues unremedied for a period of 60 days after written notice to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Noteholders of 10% or more of the Outstanding Principal Amount of all of the Issuer's outstanding Series or, where the Servicer's inaccuracy does not relate to all Series, 10% or more of the Outstanding Principal Amount of the Series affected; or

                  (4) the occurrence of an Insolvency Event relating to the Servicer;

provided, that a delay in or failure of performance referred to in the first clause above for a period of 10 business days after the applicable grace period, or referred to under the second or third clause above for a period of 60 business days after the applicable grace period, will not constitute a Servicer Default if the delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and the delay or failure was caused by an act of God or other similar occurrence outside the reasonable control of the Servicer. The preceding sentence will not relieve the Servicer from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Transfer and Servicing Agreement and the Servicer will provide the Indenture Trustee, the Owner Trustee, the Transferor and any Series Enhancer with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

                  "Servicing Fee" means the aggregate of the Monthly Servicing Fees specified in the Indenture Supplements, payable to the Servicer solely to the extent amounts are available for payment in accordance with the Indenture Supplements.

                  "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer as such list may be amended from time to time.

                  "Servicing Transfer" has the meaning specified in Section 6.01 of the Transfer and Servicing Agreement.

                  "Shared Excess Interest Amounts" means, with respect to any Payment Date, the sum of, for each Series of Notes, interest amounts distributable to the Noteholders of such Series that are not required to be applied in respect of that Series.

                  "Shared Excess Principal Amounts" means, with respect to any Payment Date, the sum of, for each Series of Notes, the principal amounts distributable to the Noteholders of such Series that are not required to be applied in respect of that Series.

                  "Significant Adverse Effect" means any action that:

                  (1) causes an Early Amortization Event or an Event of Default to occur; or

                  (2) materially and adversely effects the amount or timing of payments to be made to the Noteholders of any Series or Class.

                  "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors.

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

                  "Status" means a classification or comparable classification that NMAC may assign to a Dealer by reason of (a) the Dealer's failure to make any principal or interest payment when due under the Floorplan Financing Agreement, (b) the sale of a Vehicle after which the inventory loan is not repaid as required by the Floorplan Financing Agreement, (c) insolvency of the Dealer, (d) any loss, theft, damage or destruction to the Vehicles, or any encumbrance of the collateral (except as expressly permitted in the Floorplan Financing Agreement) or (e) a general deterioration of the Dealer's financial condition or failure on the part of the Dealer to meet any financial requirements.

                  "Subsequent Transferor" has the meaning specified in Section
4.05 of the Transfer and Servicing Agreement.

                  "Successor Servicer" means an Eligible Servicer appointed by the Indenture Trustee after giving a Termination Notice to the Servicer pursuant to Section 6.01 of the Transfer and Servicing Agreement.

                  "Supplemental Certificate" means a newly issued certificated or uncertificated Certificate and a second certificated or uncertificated interest in the Transferor Interest, in favor of a Transferor who has surrendered its certificated or uncertificated Certificate to the Owner Trustee in exchange for such Supplemental Certificate.

                  "Supplemental Interest" means a certificated or uncertificated interest in the Transferor Interest.

                  "Swap Agreement" means any currency swap agreement, including all schedules and confirmations thereto, entered into by the Issuer and the Swap Counterparty, as the same may be amended, supplemented, renewed, extended or replaced from time to time.

                  "Swap Counterparty" means an unaffiliated third party, as swap counterparty under a Swap Agreement, or any successor or replacement swap counterparty from time to time under the Swap Agreement.

                  "Termination Notice" has the meaning specified in Section 6.01(a) of the Transfer and Servicing Agreement.

                  "Transaction Documents" means, with respect to any Series, the Certificate of Trust, the Trust Agreement, the Receivables Purchase Agreement, the Transfer and Servicing Agreement, the Indenture, the related Indenture Supplement, the Administration Agreement and such other documents and certificates delivered in connection therewith.

                  "Transfer Agent and Registrar" means, initially, the Indenture Trustee or any successor appointed to register Notes and transfers of Notes.

                  "Transfer Date" means each Business Day occurring before the earlier of (x) the occurrence of an Early Amortization Event specified in clause
(2) of the definition thereof, or (y) the Trust Termination Date, on which day a new Receivable is created in connection with the Accounts.

                  "Transfer and Servicing Agreement" means the Transfer and Servicing Agreement, dated as of July 24, 2003, entered into by and among the Transferor, the Servicer and the Owner Trustee on behalf of the Issuer, as amended and restated as of October 15, 2003 and as the same may be further amended, supplemented or otherwise modified from time to time, pursuant to which the Transferor transfers Receivables to the Issuer, and each additional transfer and servicing agreement entered into by the Issuer, Servicer and each transferor of Receivables to the Issuer after the date of the Transfer and Servicing Agreement.

                  "Transferor" means Nissan Wholesale Receivables Corporation II, a Delaware corporation and a wholly owned subsidiary of NMAC and each additional transferor of Receivables to the Issuer pursuant to any Transfer and Servicing Agreement entered into by the Issuer, Servicer and each transferor of Receivables to the Issuer after the date of the Transfer and Servicing Agreement.

                  "Transferor Amount" means, as of any date of determination, the excess of the Pool Balance on that date, over the Trust Nominal Liquidation Amount.

                  "Transferor Certificate" means a certificate evidencing an interest in the Transferor Interest pursuant to Section 3.06 of the Trust Agreement.

                  "Transferor Deposit Amount" means the amount that represent Interest Collections or Principal Collections that are allocated to but not distributed to the Transferor on any date, in each case in an amount equal to the amount by which the Adjusted Pool Balance would be less than the Required Participation Amount, after giving effect to (a) Principal Receivables transferred to the Issuer on that date, (b) any deduction by the Servicer of the principal balance of a Receivable from the Pool Balance because of a breach of a representation or warranty with respect to such Receivable, and (c) any other allocations, distributions, withdrawals and deposits to be made on such date, if such date is a Payment Date.

                  "Transferor Interest" means, an interest that represents the right to receive all cash flows from the Trust Assets not required to make payments on the Notes or to credit enhancement providers or not otherwise allocated to the Noteholders.

                  "Transferor Replacement Amount" means the amount that the Transferor is required to deposit into the Excess Funding Account in connection with the redesignation of Ineligible Accounts and the removal of any Receivables therein and the failure to redesignate sufficient Replacement Accounts and deliver additional Receivables, which amount equals (i) the excess, if any, between the Principal Receivables of such Ineligible Account over the Principal Receivables of any related Replacement Account as measured on the date of such transfer or (ii) if no such Replacement Account is so designated, an amount equal to the Principal Receivables of such Ineligible Account.

                  "Trust Agreement" means the Trust Agreement, dated as of May 13, 2003 between the Transferor and the Owner Trustee, pursuant to which the Issuer was formed, as amended and restated as of July 24, 2003, and as further amended and restated as of October 15, 2003, as the same may be further amended, supplemented or otherwise modified from time to time.

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

                  "Trust Assets" means all money, instruments, documents, securities, contract rights, general intangibles and other property that are subject, or intended to be subject to, the Lien of the Indenture for the benefit of the Noteholders and any Series Enhancers and includes, without limitation, all property and interests Granted to the Indenture Trustee, including all proceeds thereof.

                  "Trust Company" means Wilmington Trust Company, in its individual capacity.

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

                  "Trust Nominal Liquidation Amount" means, with respect to any day, the sum of the Series Nominal Liquidation Amount for all outstanding Series of Notes.

                  "Trust Termination Date" means the date on which the Issuer will terminate as specified in the Trust Agreement.

                  "Trustee Officer" means, with respect to the Indenture Trustee, any officer assigned to the Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of the applicable Transaction Documents, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "UCC" means the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

                  "United States Securities Entitlement" means a "security entitlement" as defined in a United States Regulation.

                  "Used Vehicles" consist of previously owned Vehicles of any make or model, which are current model year miled Vehicles, or model years within five years of such current model year.

                  "Vehicle" means an automobile or light-duty truck.

                  "Vice President" when used with respect to the Servicer means any vice president whether or not designated by a number or word or words added before or after the title "vice president."

                                       32